Exhibit 99.1

Planar Reports Fiscal Second Quarter 2015 Financial Results

Digital Signage Product Sales up 32% to $24.9 Million, Driving $0.08 Non-GAAP EPS

BEAVERTON, Ore. – May 7, 2015 – Planar Systems, Inc. (NASDAQ: PLNR), a global leader in display and digital signage technology, reported financial results for the fiscal second quarter ended March 27, 2015.

Fiscal Q2 2015 Financial Highlights (compared to the same-year-ago quarter)

•	Digital Signage (DS) product sales up 32% to $24.9 million.

•	Commercial and Industrial (C&I) product sales up 10% to $24.2 million.

•	Non-GAAP net income up $1.3 million to $1.9 million or $0.08 per diluted share (see reconciliation to GAAP, below).

•	GAAP net income up 607% to $1.6 million or $0.07 per diluted share.

•	Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, and non-cash stock-based compensation) increased 90% to $2.1 million (see reconciliation to GAAP, below).

Fiscal Q2 2015 Key Financial Metrics

(in millions except per share data and percentages)	Q2 2015	vs. Q2 2014	Change	Change (%)
Revenue	$49.1	$41.1	$8.0	20%
Gross Profit	$12.2	$9.7	$2.5	26%

GAAP Net Income	$1.6	$0.2	$1.4	607%
GAAP EPS	$0.07	$0.01	$0.06	577%

Non-GAAP Gross Profit	$12.3	$9.7	$2.6	27%
Non-GAAP Gross Profit (%)	25.0%	23.6%	1.4%

Non-GAAP Net Income	$1.9	$0.6	$1.3	204%
Non-GAAP EPS	$0.08	$0.03	$0.05	191%

Non-GAAP EBITDA	$2.1	$1.1	$1.0	90%
Non-GAAP EBIDTA (%)	4.3%	2.7%	1.6%

*For	each of the non-GAAP figures above, please see the reconciliation to GAAP figures presented below.

Fiscal Q2 2015 Operational Highlights

•	Debuted the Planar® DirectLight™ LED Video Wall System, which provides exceptional visual performance, thin mounting depth, precise alignment, reliability and adaptability to different customer uses.

•	DirectLight LED Video Wall System was named “Best New Indoor Display” by rAVe Publications.

•	Previewed next-generation transparent OLED technology with improved transparency of see-through displays, creating new opportunities for design while overcoming a major hurdle to transparent display adoption.

•	Launched a new iOS app that can manage multiple sources on Planar® UltraRes™ Series 4K LCD displays using an iPhone® or iPad®.

•	Added nearly 60 new value-added resellers to Planar’s reseller network, bringing the total to over 2,000 globally.

Fiscal Q2 2015 Financial Results

Total revenue increased 20% to $49.1 million from $41.1 million in the second quarter of fiscal 2014. The improvement was driven by a 32% increase in sales of the company’s DS products, which totaled $24.9 million (or 51% of total revenue) compared to $19.0 million (or 46% of total revenue) in the same year-ago period. Sales of C&I products increased 10% to $24.2 million (or 49% of total revenue) compared to $22.1 million (or 54% of total revenue) in the same year-ago quarter.

Consolidated gross profit margin as a percentage of sales (on a non-GAAP basis) was 25.0%, an improvement from 23.6% in the second quarter of fiscal 2014 (see reconciliation to GAAP, below). The increase was due to lower labor and overhead expenses related to improved capacity utilization, as well as a change in the mix of products sold towards higher margin DS products.

Non-GAAP operating expenses totaled $10.8 million compared to $9.4 million in the same quarter last year (see reconciliation to GAAP, below). The increase was primarily due to higher sales and marketing expenses.

GAAP net income totaled $1.6 million or $0.07 per diluted share, an increase of 607% or $0.06 per diluted share from $228,000 or $0.01 per diluted share in the second quarter of fiscal 2014.

Non-GAAP net income totaled $1.9 million or $0.08 per diluted share, an increase of 204% or $0.05 per diluted share from $612,000 or $0.03 per diluted share in the same year-ago quarter (see reconciliation to GAAP, below).

Non-GAAP EBITDA increased 90% to $2.1 million from $1.1 million in the second quarter of fiscal 2014 (see reconciliation to GAAP, below).

At quarter end, the company’s cash balance totaled $16.2 million, up 9% from $14.9 million at December 26, 2014.

Management Commentary

“Our second quarter was consistent with our expectations for strong year-over-year revenue growth, driven by sales of our industry-leading digital signage products and custom C&I displays,” said Gerry Perkel, Planar’s president and CEO. “These results also reflected meaningful progress in our transition from selling lower-margin products in mature, highly-competitive markets to delivering state-of-the-art solutions to the fast growing, multi-billion dollar market for digital signage.

“This progress was evident in the stronger performance of our DS product line, which produced a 69% increase in signage monitor sales and a 14% increase in sales of tiled LCD systems when compared to the second quarter of 2014. Q2 also marked the second straight quarter that DS product sales exceeded 50% of total revenues.

“Our positive momentum has been supported by the strategic expansion of our sales and marketing resources, which has enabled us to better capitalize on new opportunities and deepen our relationships with key resellers. During the quarter we added nearly 60 new reseller relationships and our total network of value-added resellers is over 2,000 globally.

“It was also a great quarter for new product announcements for Planar, highlighted by the introduction of our new DirectLight LED Video Wall System at the Digital Signage Expo in March. This innovative approach to video walls was well received by the industry and won the award for ‘Best New Indoor Display’ by rAVe Publications. Based upon what we see in the market, we believe there exists the potential for strong, long-term growth for indoor LED video walls.

“DirectLight complements our highly successful Clarity Matrix LCD Video Wall System, and addresses the increasing demand by customers for a seamless, high-quality video walls that meet mission-critical requirements. The unique features and functionality of DirectLight meets these demands head-on and further extends Planar’s leadership in video wall innovation. The initial customer response to this offering has been very strong, and we have been experiencing a strong level of quoting activity. We expect to begin shipping this product in fiscal Q4.”

Financial Outlook

“Our custom C&I product line has been benefitting from recurring orders from a large customer in the oil field services industry,” said Perkel. “Looking ahead, we see C&I revenue declining in the near-term as this customer delays purchasing decisions in light of low crude oil prices and correlating reduction in drilling activity. Meanwhile, some digital signage buyers are continuing to order our Clarity Matrix LCD Video Wall System and others are considering our new DirectLight System, which we will begin shipping in fiscal Q4 2015. Despite these factors, we expect fiscal 2015 to be another growth year, with increasing Digital Signage product revenues and total revenues leading to improved profitability compared to fiscal 2014. We expect this improved financial performance along with an expanding product portfolio and sales pipeline to set the stage for further improvement in fiscal 2016.”

For the fiscal third quarter ending June 26, 2015, the company expects modest year-over-year growth in DS product sales, along with a decline in custom C&I display sales, due to the factors mentioned above. Accordingly, the company anticipates revenue in the fiscal third quarter of 2015 to range between $43 million and $45 million, with non-GAAP net income at around breakeven. This compares to $43.9 million in revenue and non-GAAP net income of $0.05 per share in the third quarter of fiscal 2014.

Given the company’s current orders and sales pipeline, management expects fiscal Q4 to offer sequential improvement in revenue and profit performance compared to fiscal Q3 and fiscal 2015 revenue to be between $196 million and $202 million, which would represent an increase of 9% to 13% compared to fiscal 2014. Non-GAAP net income for fiscal 2015 is expected to range between $0.32 and $0.36 per diluted share, improving from $0.27 per diluted share in fiscal 2014.

Conference Call

Management will discuss the results of operations and business outlook on a conference call later today (May 7, 2015) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time).

Planar President and CEO Gerry Perkel and CFO Ryan Gray will host the call, followed by a question and answer period.

U.S. dial-in: (888) 680-0869

International dial-in: (617) 213-4854

Participant Passcode: 60709033

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at http://investor.planar.com/phoenix.zhtml?c=111133&p=irol-irhome.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available after 9:00 p.m. Eastern time on the same day through June 6, 2015.

U.S. replay dial-in: (888) 286-8010

International replay dial-in: (617) 801-6888

Replay ID: 29109723

About Planar Systems

Planar Systems, Inc. (NASDAQ: PLNR) is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format LCD displays, interactive touch screen monitors and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements under the “Management Commentary” and “Financial Outlook” heading relating to the markets for the Company’s products, expected revenue growth, revenue range and non-GAAP income per share range for the third quarter of fiscal 2015 and fiscal year 2015. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or weakened domestic and international business and economic conditions; changes or reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures, increased commoditization or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of labor unrest (including the present work slowdowns and certain west coast ports) or natural disasters; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Note Regarding the Use of non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures that exclude certain items set forth in the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The exclusions relate primarily to charges of a non-cash nature. Management uses the non-GAAP financial measures for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate the Company’s results on a consolidated basis compared to those of other companies. In addition, management uses certain of these measures when publicly providing forward-looking statements on expectations regarding future consolidated basis financial results. The Company discloses this information to the public to enable investors to be able to more easily assess the Company’s performance on the same basis applied by management. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Company Contact

Planar Systems, Inc.

Ryan Gray

(503) 748-8911

ryan.gray@planar.com

Investor Contact

Liolios Group, Inc.

Matt Glover or Michael Koehler

(949) 574-3860

PLNR@liolios.com

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	Mar. 27, 2015	Mar. 28, 2014	Mar. 27, 2015	Mar. 28, 2014
Sales	$49,169	$41,077	$104,949	$81,532
Cost of Sales	36,946	31,414	78,320	62,137

Gross Profit	12,223	9,663	26,629	19,395

Operating Expenses:
Research and development, net	1,606	1,469	3,238	2,713
Sales and marketing	6,170	5,054	12,258	9,727
General and administrative	3,721	3,189	7,706	6,456
Restructuring	43	10	53	21

Total Operating Expenses	11,540	9,722	23,255	18,917

Income (Loss) from operations	683	(59)	3,374	478

Non-operating income (expense):
Interest, net	134	82	273	135
Foreign exchange, net	587	(10)	855	(53)
Other, net	66	274	170	449

Net non-operating income	787	346	1,298	531

Income before taxes	1,470	287	4,672	1,009
Provision (benefit) for income taxes	(142)	59	(29)	151

Net Income	$1,612	$228	$4,701	$858

Net Income per share - basic	$0.07	$0.01	$0.21	$0.04
Net Income per share - diluted	$0.07	$0.01	$0.21	$0.04

Weighted average shares outstanding - basic	22,050	21,302	21,910	21,207
Weighted average shares outstanding - diluted	22,395	21,458	22,317	21,424

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Mar. 27, 2015	Sept. 26, 2014
ASSETS
Cash	$16,182	$13,068
Accounts receivable, net	24,341	28,333
Inventories	31,228	26,805
Other current assets	5,035	3,909

Total current assets	76,786	72,115

Property, plant and equipment, net	4,472	5,039
Other assets	4,865	7,250

	$86,123	$84,404

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$20,469	$18,176
Current portion of capital leases	42	394
Deferred revenue	1,479	1,637
Other current liabilities	10,870	12,974

Total current liabilities	32,860	33,181

Other long-term liabilities	4,484	5,189

Total liabilities	37,344	38,370

Common stock	189,887	188,127
Retained deficit	(135,321)	(138,508)
Accumulated other comprehensive loss	(5,787)	(3,585)

Total shareholders’ equity	48,779	46,034

	$86,123	$84,404

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Mar. 27, 2015	Mar. 28, 2014
Gross Profit:
GAAP Gross Profit	12,223	9,663

Share-based compensation	66	21

Total Non-GAAP adjustments	66	21

NON-GAAP GROSS PROFIT	12,289	9,684

NON-GAAP GROSS PROFIT PERCENTAGE	25.0%	23.6%

Research and Development:
GAAP research and development expense	1,606	1,469

Share-based compensation	(67)	(10)

Total Non-GAAP adjustments	(67)	(10)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	1,539	1,459

Sales and Marketing:
GAAP sales and marketing expense	6,170	5,054

Share-based compensation	(161)	(49)

Total Non-GAAP adjustments	(161)	(49)

NON-GAAP SALES AND MARKETING EXPENSE	6,009	5,005

General and Administrative:
GAAP General and Administrative Expense	3,721	3,189

Share-based compensation	(496)	(294)

Total Non-GAAP adjustments	(496)	(294)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,225	2,895

Operating Expenses:
GAAP Total Operating Expenses	11,540	9,722

Share-based compensation	(724)	(353)
Restructuring charges	(43)	(10)

Total Non-GAAP adjustments	(767)	(363)

NON-GAAP TOTAL OPERATING EXPENSES	10,773	9,359

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Mar. 27, 2015	Mar. 28, 2014
Income (Loss) from Operations:
GAAP income (loss) from operations	683	(59)

Share-based compensation	790	374
Restructuring charges	43	10

Total Non-GAAP adjustments	833	384

NON-GAAP INCOME FROM OPERATIONS	1,516	325

Income before taxes & EBITDA:
GAAP income before taxes	1,470	287

Share-based compensation	790	374
Restructuring charges	43	10
Foreign exchange, net	(587)	10

Total Non-GAAP adjustments	246	394

NON-GAAP INCOME BEFORE TAXES	1,716	681

Depreciation	411	437

NON-GAAP EBITDA	2,127	1,118

Net Income:
GAAP Net Income	1,612	228

Share-based compensation	790	374
Restructuring charges	43	10
Foreign exchange, net	(587)	10
Income tax effect of reconciling items	—	(10)

Total Non-GAAP adjustments	246	384

NON-GAAP NET INCOME	1,858	612

GAAP weighted average shares outstanding—basic	22,050	21,302
GAAP weighted average shares outstanding—diluted	22,395	21,458
NON-GAAP weighted average shares outstanding—diluted	22,395	21,458

GAAP Net Income per share - basic	$0.07	$0.01
Non-GAAP adjustments detailed above	0.01	0.02
NON-GAAP NET INCOME PER SHARE (basic)	$0.08	$0.03

GAAP Net Income per share - diluted	$0.07	$0.01
Non-GAAP adjustments detailed above	0.01	0.02
NON-GAAP NET INCOME PER SHARE (diluted)	$0.08	$0.03

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the six months ended
	Mar. 27, 2015	Mar. 28, 2014
Gross Profit:
GAAP Gross Profit	26,629	19,395

Share-based compensation	143	46

Total Non-GAAP adjustments	143	46

NON-GAAP GROSS PROFIT	26,772	19,441

NON-GAAP GROSS PROFIT PERCENTAGE	25.5%	23.8%

Research and Development:
GAAP research and development expense	3,238	2,713

Share-based compensation	(89)	(19)

Total Non-GAAP adjustments	(89)	(19)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	3,149	2,694

Sales and Marketing:
GAAP sales and marketing expense	12,258	9,727

Share-based compensation	(352)	(86)

Total Non-GAAP adjustments	(352)	(86)

NON-GAAP SALES AND MARKETING EXPENSE	11,906	9,641

General and Administrative:
GAAP General and Administrative Expense	7,706	6,456

Share-based compensation	(1,150)	(637)

Total Non-GAAP adjustments	(1,150)	(637)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	6,556	5,819

Operating Expenses:
GAAP Total Operating Expenses	23,255	18,917

Share-based compensation	(1,591)	(742)
Restructuring charges	(53)	(21)

Total Non-GAAP adjustments	(1,644)	(763)

NON-GAAP TOTAL OPERATING EXPENSES	21,611	18,154

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the six months ended
	Mar. 27, 2015	Mar. 28, 2014
Income from Operations:
GAAP income from operations	3,374	478

Share-based compensation	1,734	788
Restructuring charges	53	21

Total Non-GAAP adjustments	1,787	809

NON-GAAP INCOME FROM OPERATIONS	5,161	1,287

Income before taxes & EBITDA:
GAAP income before taxes	4,672	1,009

Share-based compensation	1,734	788
Restructuring charges	53	21
Foreign exchange, net	(855)	53

Total Non-GAAP adjustments	932	862

NON-GAAP INCOME BEFORE TAXES	5,604	1,871

Depreciation	809	915

NON-GAAP EBITDA	6,413	2,786

Net Income:
GAAP Net Income	4,701	858

Share-based compensation	1,734	788
Restructuring charges	53	21
Foreign exchange, net	(855)	53
Income tax effect of reconciling items	—	(38)

Total Non-GAAP adjustments	932	824

NON-GAAP NET INCOME	5,633	1,682

GAAP weighted average shares outstanding—basic	21,910	21,207
GAAP weighted average shares outstanding—diluted	22,317	21,424
NON-GAAP weighted average shares outstanding—diluted	22,317	21,424

GAAP Net Income per share - basic	$0.21	$0.04
Non-GAAP adjustments detailed above	$0.05	0.04
NON-GAAP NET INCOME PER SHARE (basic)	$0.26	$0.08

GAAP Net Income per share - diluted	$0.21	$0.04
Non-GAAP adjustments detailed above	0.04	0.04
NON-GAAP NET INCOME PER SHARE (diluted)	$0.25	$0.08

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Three months ended			% Change
	Mar. 27, 2015	Mar. 28, 2014	Dec. 26, 2014	vs. Prior Year	vs. Prior Quarter
Digital Signage Sales	$24.9	$19.0	$29.8	32%	-16%

Commercial & Industrial Sales	24.2	22.1	26.0	10%	-7%
Custom Commercial & Industrial	7.0	4.7	8.3	48%	-16%
Desktop Monitors	9.2	7.7	9.2	19%	0%
Touch Monitors	2.8	3.7	2.9	-24%	-3%
Rear Projection Cubes	4.4	4.1	4.8	6%	-8%
High-end Home	0.8	1.7	0.8	-51%	0%
Other	—	0.2	—	-85%	0%

Total Sales	$49.1	$41.1	$55.8	20%	-12%

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Six months ended		% Change vs. Prior Year
	Mar. 27, 2015	Mar. 28, 2014
Digital Signage Sales	$54.7	$37.9	44%

Commercial & Industrial Sales	50.2	43.6	15%
Custom Commercial & Industrial	15.3	8.0	91%
Desktop Monitors	18.4	15.8	17%
Touch Monitors	5.7	6.9	-18%
Rear Projection Cubes	9.2	9.1	1%
High-end Home	1.6	3.4	-51%
Other	—	0.4	-91%

Total Sales	$104.9	$81.5	29%

###